    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 2000

                                                           REGISTRATION NO. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             WASTE MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)



           DELAWARE                                       73-1309529
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification Number)


                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77001
                                 (713) 512-6200
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)

                                   ----------

                WASTE MANAGEMENT, INC. 2000 STOCK INCENTIVE PLAN;
               WASTE MANAGEMENT, INC. 2000 BROAD-BASED STOCK PLAN;
                WASTE MANAGEMENT, INC. 1993 STOCK INCENTIVE PLAN;
                 WASTE MANAGEMENT, INC. 1990 STOCK OPTION PLAN;
    WASTE MANAGEMENT, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS;
                  ENVIROFIL EMPLOYEE 1993 STOCK INCENTIVE PLAN;
           CHAMBERS DEVELOPMENT COMPANY, INC. 1988 STOCK OPTION PLAN;
                       CHAMBERS DEVELOPMENT COMPANY, INC.
               1991 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS;
          CHAMBERS DEVELOPMENT COMPANY, INC. 1993 STOCK INCENTIVE PLAN;
                     SANIFILL, INC. 1989 STOCK OPTION PLAN;
                  SANIFILL, INC. 1994 LONG-TERM INCENTIVE PLAN;
      WESTERN WASTE INDUSTRIES AMENDED AND RESTATED 1983 STOCK OPTION PLAN;
         WESTERN WASTE INDUSTRIES 1983 NON-QUALIFIED STOCK OPTION PLAN;
                   WESTERN WASTE INDUSTRIES 1992 OPTION PLAN;
                      TRANSAMERICAN WASTE INDUSTRIES, INC.
                 AMENDED AND RESTATED 1990 STOCK INCENTIVE PLAN;
           WASTE MANAGEMENT HOLDINGS, INC. 1997 EQUITY INCENTIVE PLAN;
         WASTE MANAGEMENT HOLDINGS, INC. REPLACEMENT STOCK OPTION PLAN;
       WASTE MANAGEMENT HOLDINGS, INC. 1996 REPLACEMENT STOCK OPTION PLAN;
             WASTE MANAGEMENT HOLDINGS, INC. 1992 STOCK OPTION PLAN;
                         WASTE MANAGEMENT HOLDINGS, INC.
               1992 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS;
      WASTE MANAGEMENT HOLDINGS, INC. 1990 SERVICESHARES STOCK OPTION PLAN;
             WASTE MANAGEMENT HOLDINGS, INC. 1982 STOCK OPTION PLAN;
             WHEELABRATOR TECHNOLOGIES INC. 1992 STOCK OPTION PLAN;
      CHEMICAL WASTE MANAGEMENT, INC. 1990 SERVICESHARES STOCK OPTION PLAN;
             CHEMICAL WASTE MANAGEMENT, INC. 1992 STOCK OPTION PLAN;
      EASTERN ENVIRONMENTAL SERVICES, INC. 1997 STOCK OPTION PLAN; EASTERN
    ENVIRONMENTAL SERVICES, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                           (Full titles of the Plans)

                                   ----------

                             LAWRENCE O'DONNELL, III
                             WASTE MANAGEMENT, INC.
                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77002
                                 (713) 512-6200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE


                                                                              PROPOSED           PROPOSED
                                                                              MAXIMUM             MAXIMUM
              TITLE OF SECURITIES                    AMOUNT TO BE          OFFERING PRICE        AGGREGATE          AMOUNT OF
               TO BE REGISTERED                     REGISTERED(1)             PER SHARE        OFFERING PRICE   REGISTRATION FEE(1)
             ---------------------                  --------------         ---------------     ---------------  -------------------
Common Stock, par value $0.01 per share..........     29,000,000(2)        $      19.00(3)      $551,000,000(4)    $ 145,464.00

Common Stock, par value $0.01 per share..........      2,948,379(5)        $      14.81(6)      $ 43,665,493(7)    $  11,527.69

Common Stock, par value $0.01 per share..........         51,621(8)        $      19.00(3)      $    980,799(4)    $     258.93

Common Stock, par value $0.01 per share..........     19,371,036(9)        $      32.13(6)      $622,391,387(7)    $ 164,311.33

Common Stock, par value $0.01 per share..........     4,666,651(10)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........       628,964(11)        $      19.00(3)      $ 11,950,316(4)    $   3,154.88

Common Stock, par value $0.01 per share..........        92,000(12)        $      17.13(6)      $  1,576,400(7)    $     416.17

Common Stock, par value $0.01 per share..........       562,500(13)        $      28.73(6)      $ 16,160,625(7)    $   4,266.41

Common Stock, par value $0.01 per share..........       400,000(14)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........     1,437,500(15)        $      19.00(3)      $ 27,312,500(4)    $   7,210.50

Common Stock, par value $0.01 per share..........        25,650(16)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........       120,688(17)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........         8,331(18)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........        23,133(19)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........        15,470(20)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........     1,042,424(21)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........         8,274(22)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........         4,499(23)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........     1,004,185(24)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........        11,371(25)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........     3,370,250(26)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........        31,740(27)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........         1,506(28)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........       451,538(29)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........        32,625(30)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........       723,568(31)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........       669,124(32)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........        38,855(33)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........        20,349(34)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........       142,825(35)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........       263,225(36)                  --(1)                --(1)           --(1)

Common Stock, par value $0.01 per share..........       500,046(37)                  --(1)                --(1)           --(1)
                                                     ==========                                                    ============
                                                     67,668,327                                                    $ 336,609.91


(1) The Registrant previously filed registration statements on Form S-8 to register the issuance of shares pursuant certain of the employee benefit plans included in this Registration Statement. There currently are shares registered for issuance under those plans that have not been issued. The Registrant paid fees totaling $109,380.04 to register the unissued shares. Pursuant to General Instruction E to Form S-8, the unissued shares are being carried forward from such earlier registration statements and, accordingly, the Registrant has offset the registration fee to be paid herewith by the fees that were paid by the Registrant in connection with those earlier registration statements. See "Explanatory Note" on page 1 of this Registration Statement.

(2) Represents the aggregate number of shares underlying options currently available for issuance under the Waste Management, Inc. ("WMI") 2000 Stock Incentive Plan.

(3) Represents the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 30, 2000.

(4) Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the average of the high and low prices of Common Stock as reported on the New York Stock Exchange on August 30, 2000.

(5) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the WMI 2000 Broad-Based Option Plan.

(6) Represents the weighted average exercise price at which the shares will be issued.

(7) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the weighted average exercise price at which the shares will be issued.

(8) Represents the aggregate number of shares underlying options currently available for issuance under the WMI 2000 Broad-Based Option Plan.

(9) Represents the aggregate number of unregistered shares issuable upon exercise of currently outstanding options under the WMI 1993 Stock Incentive Plan.

(10) Represents the aggregate number of previously registered shares issuable upon exercise of currently outstanding options under the WMI 1993 Stock Incentive Plan.

(11) Represents the aggregate number of shares underlying options currently available for issuance under the WMI 1993 Stock Incentive Plan.

(12) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the WMI 1990 Stock Option Plan.

(13) Represents the aggregate number of unregistered shares issuable upon exercise of currently outstanding options under the WMI 1996 Stock Option Plan for Non-Employee Directors.

(14) Represents the aggregate number of previously registered shares issuable upon exercise of currently outstanding options under the WMI 1996 Stock Option Plan for Non-Employee Directors.

(15) Represents the aggregate number of shares underlying options currently available for issuance under the WMI 1996 Stock Option Plan for Non-Employee Directors.

(16) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Envirofil Employees' 1993 Stock Incentive Plan.

(17) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Chambers Development Company, Inc. ("Chambers") 1988 Stock Option Plan.

(18) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Chambers 1991 Stock Option Plan for Non-Employee Directors.

(19) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Chambers 1993 Stock Incentive Plan.

(20) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Sanifill, Inc. ("Sanifill") 1989 Stock Option Plan.

(21) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Sanifill 1994 Long-Term Incentive Plan.

(22) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Western Waste Industries ("Western") Amended and Restated 1983 Stock Option Plan.

(23) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Western 1983 Non-Qualified Stock Option Plan.

(24) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Western 1992 Option Plan.

(25) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the TransAmerican Waste Industries, Inc. ("TransAmerican") Amended and Restated 1990 Stock Option Plan.

(26) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Waste Management Holdings, Inc. ("WMH") 1997 Equity Incentive Plan.

(27) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the WMH Replacement Stock Option Plan.

(28) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the WMH 1996 Replacement Stock Option Plan.

(29) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the WMH 1992 Stock Option Plan.

(30) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the WMH 1992 Stock Option Plan for Non-Employee Directors.

(31) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the WMH 1990 ServiceShares Stock Option Plan.

(32) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the WMH 1982 Stock Option Plan.

(33) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Wheelabrator Technologies Inc. 1992 Stock Option Plan.

(34) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Chemical Waste Management, Inc. ("Chem-Waste") 1990 ServiceShares Stock Option Plan.

(35) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Chem-Waste 1992 Stock Option Plan.

(36) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Eastern Environmental Services, Inc. ("Eastern") Amended and Restated 1996 Stock Option Plan.

(37) Represents the aggregate number of shares issuable upon exercise of currently outstanding options under the Eastern 1997 Stock Option Plan.

                              EXPLANATORY STATEMENT

         The Registrant has filed this Registration Statement on Form S-8 to register the offer and sale of 29,000,000 shares for issuance pursuant to the WMI 2000 Stock Incentive Plan, 3,000,000 shares for issuance pursuant to the WMI 2000 Broad-Based Stock Plan, 20,000,000 shares for issuance pursuant to the WMI 1993 Stock Incentive Plan and 2,000,000 shares for issuance pursuant to the WMI 1996 Stock Option Plan for Non-Employee Directors. The full registration fee for the registration of such shares is being paid herewith.

         The Registrant has previously filed registration statements on Form S-8 to register the issuance of shares pursuant to the WMI 1993 Stock Incentive Plan, the WMI 1996 Stock Option Plan for Non-Employee Directors and each of the other employee benefit plans included on the cover page of this Registration Statement. There are currently shares of the Company's Common Stock registered for issuance under each of these previously filed registration statements that have not been issued and for which the Registrant has paid registration fees.

         In accordance with the principles set forth in Interpretation 89 under Section G "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to Form S-8, the unissued shares are being carried forward from the previously filed registration statements and, accordingly, the Registrant has offset the fees to be paid herewith by the fees that were paid by the Registrant in connection with the previously filed registration statements. Additionally, contemporaneously with the filing of this Registration Statement, the Registrant is filing amendments to post-effectively amend the previously filed registration statements to deregister the issuance of the unissued shares.

         The table below sets forth (1) the registration number and filing date of each of the previously filed registration statements, (2) the name of the employee benefit plan pursuant to which shares may be issued, (3) the number of unissued shares under such plans that are being carried forward from each of such registration statements and (4) the amount of registration fees paid in connection with the filing of each of such registration statements that is being applied hereto:


                                                                                           NUMBER OF      REGISTRATION
                                                                                        UNISSUED SHARES     FEE BEING
 REGISTRATION                                                                            BEING CARRIED       APPLIED
    NUMBER           DATE FILED                    NAME OF PLAN                            FORWARD(1)         HERETO
-------------        ----------                    ------------                          --------------   ------------

333-14613        October 22, 1996     WMI 1993 Stock Incentive Plan                          4,666,651     $44,280.58

33-43619         October 21, 1991     WMI 1990 Stock Option Plan                                92,000     $   373.75

333-14115        September 5, 1996    WMI 1996 Stock Option Plan for Non-Employee              400,000     $ 3,863.60
                                      Directors

33-84990         October 11, 1994     Envirofill Employee 1993 Stock Incentive Plan             25,650     $   145.15

33-61627         August 7, 1995       Chambers 1988 Stock Option Plan                          120,688     $   790.71

33-61621         August 7, 1995       Chambers 1991 Stock Option Plan for                        8,331     $    54.58
                                      Non-Employee Directors

33-61625         August 7, 1995       Chambers 1993 Stock Incentive Plan                        23,133     $   151.56

333-08161        September 5, 1996    Sanifill 1989 Stock Option Plan                           15,470     $   145.52

333-08161        September 5, 1996    Sanifill 1994 Long-Term Incentive Plan                 1,042,424     $ 9,805.78

333-02181        October 21, 1996     Western 1983 Stock Option Plan                             8,274     $    68.83

333-02181        October 21, 1996     Western 1983 Non-Qualified Stock Option Plan               4,499     $    34.41

333-02181        October 21, 1996     Western 1992 Option Plan                               1,004,185     $ 8,353.76

333-51975        May 6, 1998          TransAmerican 1990 Amended and Restated                   11,371     $   163.74
                                      Stock Incentive Plan

333-56113        July 16, 1998        WMH 1997 Equity Incentive Plan                         1,552,970     $10,288.55


                                                                                           NUMBER OF      REGISTRATION
                                                                                        UNISSUED SHARES     FEE BEING
 REGISTRATION                                                                            BEING CARRIED       APPLIED
    NUMBER        DATE FILED                     NAME OF PLAN                              FORWARD(1)         HERETO
 -------------    ----------                     ------------                            --------------   -------------
333-59247        July 16, 1998        WMH 1997 Equity Incentive Plan                         1,817,280     $12,039.62

333-56113        July 16, 1998        WMH Replacement Stock Option Plan                         31,740     $   210.28

333-56113        July 16, 1998        WMH 1996 Replacement Stock Option Plan                     1,506     $     9.98

333-56113        July 16, 1998        WMH 1992 Stock Option Plan                               451,538     $ 2,991.44

333-56113        July 16, 1998        WMH 1992 Stock Option Plan for Non-Employee               32,265     $   213.76
                                      Directors

333-56113        July 16, 1998        WMH 1990 ServiceShares Stock Option Plan                 723,568     $ 4,793.64

333-56113        July 16, 1998        WMH 1982 Stock Option Plan                               669,124     $ 4,432.95

333-56113        July 16, 1998        WTI 1992 Stock Option Plan                                38,855     $   257.41

333-56113        July 16, 1998        Chem-Waste 1990 ServiceShares Stock Option                20,349     $   134.81
                                      Plan

333-56113        July 16, 1998        Chem-Waste 1992 Stock Option Plan                        142,825     $   946.20

333-70055        December 31, 1998    Eastern 1997 Stock Option Plan                           263,225     $ 1,665.50

333-70055        December 31, 1998    Eastern Amended and Restated 1996 Stock                  500,046     $ 3,163.93
                                      Option Plan                                           ==========    ===========
                                                                                            13,667,967    $109,380.04

----------

(1) Upon effectiveness of this Registration Statement, there will be registered for issuance a total of 29,000,000 shares pursuant to the WMI 2000 Stock Incentive Plan; 3,000,000 shares pursuant to the 2000 WMI Broad-Based Plan; 24,980,638 shares pursuant to the WMI 1993 Stock Incentive Plan; 2,400,000 shares pursuant to the WMI 1996 Stock Option Plan for Non-Employee Directors; and that number of shares listed in the column labeled "Number of Unissued Shares Being Carried Forward" that corresponds with each of the other employee benefit plans listed in the above table.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS




ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference into this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (b)      Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2000.

         (c)      Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2000.

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on July 1, 1993, as amended on Form 8-B filed with the Commission on July 13, 1995.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Lawrence O'Donnell, III, Senior Vice President, General Counsel and Secretary of the Company. Mr. O'Donnell beneficially owns 21,239 shares of Common Stock, which are restricted and subject to certain vesting requirements, and also has options to purchase 350,000 shares of Common Stock, none of which are currently exercisable. Additionally, Mr. O'Donnell is eligible to participate in certain of the employee benefit plans.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation (the "Charter") and the Bylaws of the Registrant provide in effect that the Registrant shall indemnify its directors, officers, employees and agents (as well as persons serving as a director officer, employee or agent of any of the Registrant's direct or indirect subsidiaries) to the extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). Sections 102 and 145 of the DGCL provide that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances, as described below.

         In accordance with Section 102 of the DGCL, the Registrant's Charter contains a provision that eliminates the personal liability of directors of the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the Registrant or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit.

         Pursuant to Subsection (a) of Section 145 of the DGCL, the Registrant's Bylaws provide that the Registrant shall indemnify any director, officer, employee or agent, or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

         Pursuant to Subsection (b) of Section 145 of the DGCL, the Registrant's Bylaws provide that the Registrant shall indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with the investigation, preparation to defend or defense of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery (or such other court in which such action or suit has been brought) shall determine that despite the adjudication of liability such person is fairly and reasonable entitled to indemnity for such expenses which the court shall deem proper.

         The Registrant's Bylaws further provide that, to the extent that a director, officer employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred by him or her in connection therewith. Any person seeking indemnification as described above shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The indemnification provided by Section 145 of the DGCL shall not be exclusive of any other rights to which the party seeking indemnification may be entitled.

         Section 145 of the DGCL also provides that a corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL. The Registrant has purchased certain liability insurance for its officers and directors.

         The Registrant has entered into indemnification agreements with certain of its executive officers and certain o its executive officers' employment agreements contain indemnification provisions. Such agreements and provisions generally provide that such persons will be indemnified and held harmless to the fullest extent of Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


         The following exhibits are filed as part of this Registration
Statement:

4.1      -  Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant's
            Current Report on Form 8-K dated July 16, 1998).

4.2      -  Bylaws (Incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for
            the Quarter ended June 30, 2000).

5.1      -  Opinion of Lawrence O'Donnell, III with respect to the legality of the securities.

23.1     -  Consent of PricewaterhouseCoopers LLP.

23.2     -  Consent of Arthur Andersen LLP.

23.3     -  Consent of Lawrence O'Donnell, III (included in Exhibit 5.1).

24.1     -  Powers of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints A. Maurice Myers, William L. Trubeck and Lawrence O'Donnell, III, and each of them, each of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- or post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 31st day of August, 2000.


                           WASTE MANAGEMENT, INC.



                                    /s/ A. Maurice Myers
                           ----------------------------------------------
                           By:      A. Maurice Myers
                                    President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 31st day of August, 2000.

                   SIGNATURE                                                      TITLE
                   ---------                                                      -----


/s/ A. Maurice Myers                                  President, Chief Executive Officer and Chairman of the Board
------------------------------------------------                    (Principal Executive Officer)
A. Maurice Myers





/s/ William L. Trubeck                                      Senior Vice President and Chief Financial Officer
------------------------------------------------                     (Principal Financial Officer)
William L. Trubeck




/s/ Bruce E. Snyder                                            Vice President and Chief Accounting Officer
------------------------------------------------                      (Principal Accounting Officer)
Bruce E. Snyder


/s/ H. Jesse Arnelle                                                            Director
------------------------------------------------
H. Jesse Arnelle





/s/ Pastora San Juan Cafferty                                                   Director
------------------------------------------------
Pastora San Juan Cafferty





/s/ Ralph F. Cox                                                                Director
------------------------------------------------
Ralph F. Cox





/s/ Robert S. Miller                                                            Director
------------------------------------------------
Robert S. Miller





/s/ Paul M. Montrone                                                            Director
------------------------------------------------
Paul M. Montrone





/s/ John C. Pope                                                                Director
------------------------------------------------
John C. Pope





/s/ Steven G. Rothmeier                                                         Director
------------------------------------------------
Steven G. Rothmeier





/s/ Ralph v. Whitworth                                                          Director
------------------------------------------------
Ralph V. Whitworth

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------
4.1           -  Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant's
                 Current Report on Form 8-K dated July 16, 1998).

4.2           -  Bylaws (Incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for
                 the Quarter ended June 30, 2000).

5.1           -  Opinion of Lawrence O'Donnell, III with respect to the legality of the securities.

23.1          -  Consent of PricewaterhouseCoopers LLP.

23.2          -  Consent of Arthur Andersen LLP.

23.3          -  Consent of Lawrence O'Donnell, III (included in Exhibit 5.1).

24.1          -  Powers of Attorney (included on the signature page of this Registration Statement).